Exhibit 99.2

ALON USA PARTNERS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS INTRODUCTION

(dollars in thousands)

The unaudited pro forma financial statements of Alon USA Partners, LP and subsidiaries have been derived from the historical consolidated financial statements of Alon USA Partners, LP (the “Partnership”) and from the historical financial statements of Alon Refining Krotz Springs, Inc. (“Alon Krotz Springs”). The unaudited pro forma consolidated financial statements give effect to the following transactions (the “Transactions”):

•	the contribution by Alon USA Energy, Inc. (“Alon Energy”) of its equity interests in Alon Krotz Springs, which will be converted into a limited liability company, to the Partnership for total consideration of $437,500, consisting of $100,000 in cash to Alon Energy and the issuance of 17,980,820 common units of the Partnership to Alon Energy;

•	the application of the $450,000 proceeds received from the issuance of senior notes offered hereby as described in “Use of Proceeds,” including the repayment of $245,625, and a prepayment premium of $4,913, relating to the Partnership’s term loan facility and the repayment of $50,000 outstanding under the Partnership’s revolving credit facility;

•	the payment of debt issuance costs of $8,500;

•	the contribution of the Alon Krotz Springs related party accounts payable balance of $231,708 prior to or in connection with the closing of this offering; and

•	the repurchase of Alon Krotz Springs notes during the nine months ended September 30, 2014.

The pro forma adjustments have been prepared as if the Transactions had taken place as of September 30, 2014, in the case of the pro forma consolidated balance sheet, and as of January 1, 2013, in the case of the pro forma consolidated statements of operations for the year ended December 31, 2013 and for the nine months ended September 30, 2014 and 2013. The unaudited pro forma consolidated statement of operations for all periods presented exclude the effect of the write-off of unamortized debt issuance costs on the term loan facility because they are non-recurring changes directly related to the transaction.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes that these assumptions provide a reasonable basis for presenting the significant effects of the Transactions, are factually supportable, directly attributable, and are expected to have a continuing impact on profit and loss and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma consolidated financial information.

The unaudited pro forma consolidated financial statements of the Partnership are not necessarily indicative of the results that actually would have occurred if the Partnership had completed the Transactions during the periods presented.

The Partnership’s acquisition of Alon Krotz Springs from Alon Energy represents a sale of assets between entities under common control. Alon Energy is the indirect owner of the Partnership’s general partner.

ALON USA PARTNERS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

As of September 30, 2014

(dollars in thousands)

	Alon USA Partners, LP	Alon Krotz Springs	Pro Forma Adjustments		Alon USA Partners, LP Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$115,295	$392	$40,962	(a)	$156,649
Accounts and other receivables, net	108,524	43,478	—		152,002
Accounts and other receivables, net—related parties	15,212	—	—		15,212
Inventories	58,815	49,687	—		108,502
Prepaid expenses and other current assets	12,129	1,158	—		13,287

Total current assets	309,975	94,715	40,962		445,652

Property, plant and equipment, net	452,489	324,850	—		777,339
Other assets, net	79,971	16,803	3,878	(b)	100,652

Total assets	$842,435	$436,368	$44,840		$1,323,643

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Accounts payable	$257,598	$293,479	$(231,708	)(c)	$319,369
Accrued liabilities	39,081	29,337	—		68,418
Current portion of long-term debt	2,500	—	(2,500	)(d)	—

Total current liabilities	299,179	322,816	(234,208)		387,787

Other non-current liabilities	42,870	33,504	—		76,374
Long-term debt	290,358	—	159,642	(d)	450,000

Total liabilities	632,407	356,320	(74,566)		914,161

Commitments and contingencies
Partners’ equity:
General Partner	—	—	—		—
Common unitholders	210,028	—	178,697	(e)	388,725
Additional paid-in capital	—	388,881	(388,881	)(f)	—
Accumulated other comprehensive income	—	20,757	—		20,757
Retained deficit	—	(329,590)	329,590	(f)	—

Total partners’ equity	210,028	80,048	119,406		409,482

Total liabilities and partners’ equity	$842,435	$436,368	$44,840		$1,323,643

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ALON USA PARTNERS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2014

(dollars in thousands except per unit data)

	Alon USA Partners, LP	Alon Krotz Springs	Pro Forma Adjustments		Alon USA Partners, LP Pro Forma
Net sales	$2,421,194	$2,198,795	$—		$4,619,989
Operating costs and expenses:
Cost of sales	2,125,775	2,038,913	—		4,164,688
Direct operating expenses	79,816	78,477	—		158,293
Selling, general and administrative expenses	19,505	6,320	—		25,825
Depreciation and amortization	33,427	20,421	—		53,848

Total operating costs and expenses	2,258,523	2,144,131	—		4,402,654

Operating income	162,671	54,664	—		217,335
Interest expense	(34,477)	(22,476)	311	(g)	(56,642)
Other income, net	627	9	—		636

Income before state income tax expense	128,821	32,197	311		161,329
State income tax expense	1,785	—	—		1,785

Net income	$127,036	$32,197	$311		$159,544

Earnings per unit	$2.03				$1.98

Weighted average common units outstanding (in thousands)	62,505		17,981	(h)	80,486

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ALON USA PARTNERS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2013

(dollars in thousands except per unit data)

	Alon USA Partners, LP	Alon Krotz Springs	Pro Forma Adjustments		Alon USA Partners, LP Pro Forma
Net sales	$2,551,763	$1,935,959	$—		$4,487,722
Operating costs and expenses:
Cost of sales	2,261,948	1,827,164	—		4,089,112
Direct operating expenses	84,017	72,871	—		156,888
Selling, general and administrative expenses	16,864	6,448	—		23,312
Depreciation and amortization	34,282	19,328	—		53,610

Total operating costs and expenses	2,397,111	1,925,811	—		4,322,922

Loss on disposition of assets	(21)	—	—		(21)

Operating income	154,631	10,148	—		164,779
Interest expense	(30,489)	(33,291)	19,787	(g)	(43,993)
Other income, net	18	9	—		27

Income (loss) before state income tax expense	124,160	(23,134)	19,787		120,813
State income tax expense	1,434	—	—		1,434

Net income (loss)	$122,726	$(23,134)	$19,787		$119,379

Earnings per unit	$1.96				$1.48

Weighted average common units outstanding (in thousands)	62,502		17,981	(h)	80,483

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ALON USA PARTNERS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2013

(dollars in thousands except per unit data)

	Alon USA Partners, LP	Alon Krotz Springs	Pro Forma Adjustments		Alon USA Partners, LP Pro Forma
Net sales	$3,430,287	$2,680,112	$—		$6,110,399
Operating costs and expenses:
Cost of sales	3,073,044	2,510,720	—		5,583,764
Direct operating expenses	110,940	96,570	—		207,510
Selling, general and administrative expenses	22,276	8,870	—		31,146
Depreciation and amortization	45,329	26,565	—		71,894

Total operating costs and expenses	3,251,589	2,642,725	—		5,894,314

Loss on disposition of assets	(21)	—	—		(21)

Operating income	178,677	37,387	—		216,064
Interest expense	(40,474)	(48,535)	30,470	(g)	(58,539)
Other income, net	23	10	—		33

Income (loss) before state income tax expense	138,226	(11,138)	30,470		157,558
State income tax expense	2,004	—	—		2,004

Net income (loss)	$136,222	$(11,138)	$30,470		$155,554

Earnings per unit	$2.18				$1.93

Weighted average common units outstanding (in thousands)	62,502		17,981	(h)	80,483

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ALON USA PARTNERS, LP AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

(1)	Organization and Basis of Presentation

The unaudited pro forma consolidated financial statements present the impact on our financial position and results of operations of the following transactions:

•	the contribution by Alon Energy of its equity interests in Alon Krotz Springs, which will be converted into a limited liability company, to the Partnership for total consideration of $437,500, consisting of $100,000 in cash to Alon Energy and the issuance of 17,980,820 common units of the Partnership to Alon Energy;

•	the application of the $450,000 proceeds received from the issuance of senior notes offered hereby as described in “Use of Proceeds,” including the repayment of $245,625, and a prepayment premium of $4,913, relating to the Partnership’s term loan facility and the repayment of $50,000 outstanding under the Partnership’s revolving credit facility;

•	the payment of debt issuance costs of $8,500;

•	the contribution of the Alon Krotz Springs related party accounts payable balance of $231,708 prior to or in connection with the closing of this offering; and

•	the repurchase of Alon Krotz Springs notes during the nine months ended September 30, 2014.

The unaudited pro forma consolidated financial statements have been prepared based on certain pro forma adjustments to our historical consolidated financial statements. The pro forma adjustments have been prepared as if the Transactions had taken place as of September 30, 2014, in the case of the pro forma consolidated balance sheet, and as of January 1, 2013, in the case of the pro forma consolidated statements of operations for the year ended December 31, 2013 and for the nine months ended September 30, 2014 and 2013. The pro forma consolidated financial statements include financial data related to the acquisition of Alon Krotz Springs at historical cost as this transaction represents a sale of assets between entities under common control. The unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto. Pro forma adjustments are discussed below under Note 2, Pro Forma Adjustments and Assumptions.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore actual results may differ from the pro forma adjustments. Management believes that these assumptions provide a reasonable basis for presenting the significant effects of the Transactions, are factually supportable, directly attributable, and are expected to have a continuing impact on profit and loss and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma consolidated financial information.

The unaudited pro forma consolidated financial statements of the Partnership are not necessarily indicative of the results that actually would have occurred if the Partnership had completed the Transactions during the periods presented.

ALON USA PARTNERS, LP AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands)

(2)	Pro Forma Adjustments and Assumptions

A general description of these pro forma adjustments follows:

(a)	Reflects the changes in the cash and cash equivalents balance as of September 30, 2014 giving effect to the Transactions described in Note (1) as if they occurred on September 30, 2014 as follows:

As of September 30, 2014
Proceeds from the issuance of senior notes offered hereby	$450,000
Less:
Debt issuance costs	(8,500)
Repayment of the Partnership term loan facility	(245,625)
Prepayment premium for early repayment of the Partnership term loan facility	(4,913)
Repayment of the Partnership revolving credit facility	(50,000)
Cash consideration paid to Alon Energy for Alon Krotz Springs	(100,000)

Subtotal	(409,038)

Net change in cash and cash equivalents	$40,962

(b)	Reflects the pro forma adjustment for debt issuance costs of $8,500 related to the $450,000 senior notes offered hereby, as well as $4,622 for the write-off of unamortized debt issuance costs related to the Partnership’s term loan facility.

(c)	Reflects the pro forma adjustment for the contribution of the Alon Krotz Springs related party accounts payable balance of $231,708 to common unitholders’ equity in connection with our acquisition of Alon Krotz Springs. Refer to item (e).

(d)	Reflects the pro forma adjustment for the issuance of $450,000 senior notes offered hereby and the repayment of $245,625, net of $2,767 of unamortized original issuance discount, of the Partnership’s term loan facility and the repayment of $50,000 outstanding under the Partnership’s revolving credit facility.

(e)	Reflects the changes in the common unitholders’ equity balance as of September 30, 2014 giving effect to the Transactions described in Note (1) as if they occurred on September 30, 2014 as follows:

As of September 30, 2014
Contribution of the Alon Krotz Springs related party accounts payable balance	$231,708
Total stockholders’ equity of Alon Krotz Springs	80,048
Accumulated other comprehensive income of Alon Krotz Springs	(20,757)
Write-off of unamortized debt issuance costs on the Partnership term loan facility	(4,622)
Prepayment premium for early repayment of the Partnership term loan facility	(4,913)
Write-off of unamortized original issuance discount on the Partnership term loan facility	(2,767)
Cash consideration paid to Alon Energy for Alon Krotz Springs	(100,000)

Net change in common unitholders’ equity	$178,697

ALON USA PARTNERS, LP AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands)

(f)	Reflects the pro forma adjustment to eliminate the Alon Krotz Springs additional paid-in capital and retained deficit balances. Refer to item (e).

(g)	Reflects the pro forma adjustment for interest expense related to the $450,000 senior notes offered hereby at an assumed rate of 7.00% per annum and the amortization of debt issuance costs of $8,500, amortized on a straight line basis over an eight-year period. A one-eighth percent change in interest rate would result in an approximately $0.6 million change in annual interest expense. This pro forma adjustment also reduces the historical interest expense charged on obligations that were either repaid in full during the pro forma period or will be repaid in full using proceeds from this offering. These pro forma adjustments are summarized below:

	For the Nine Months Ended September 30,		For the Year Ended December 31, 2013
	2014	2013
Reduction in interest expense on Alon Krotz Springs notes	$6,333	$25,684	$38,295
Reduction in interest expense on the Partnership term loan facility	18,400	18,525	24,738
Interest expense on senior notes offered hereby	(23,625)	(23,625)	(31,500)
Amortization of debt issuance costs on senior notes offered hereby	(797)	(797)	(1,063)

Total interest expense adjustments	$311	$19,787	$30,470

(h)	Reflects the pro forma amount of Partnership common units to be issued to Alon Energy in connection with our acquisition of Alon Krotz Springs, which was determined based on a volume weighted average price per unit of $18.77 for the ten day period ending November 10, 2014.